Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44204


PROSPECTUS SUPPLEMENT DATED APRIL 8, 2004

(To Prospectus filed on September 6, 2000)




                                PMC-SIERRA, INC.

                                   PROSPECTUS

                         550,303 Shares of Common Stock
                                ----------------


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.


         The table captioned "Selling Stockholders" commencing on page 4 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                Shares to be
                                                               Offered for the
              Selling Stockholders                           Selling Stocholder
------------------------------------------------            --------------------
RBC Dominion Securities, Inc.
  for The B.C. Technology Foundation                                300

RBC Dominion Securities, Inc.
  for BCTSVP Fund #2                                                300